UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026 (November 4, 2026)

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

117 W 9th St, Suite 1214, Los Angeles, CA 90015

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 213-784-1640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 1.01 Entry into a Material Definitive Agreement.

Investment in No Camera Films

On November 5, 2026, GBT Technologies Inc. (the “Company”) entered into a Subscription Agreement – Common Stock (the “Subscription Agreement”) with No Camera Films, a Wyoming corporation (“No Camera Films”) controlled by Mindatorium Inc., a Wyoming corporation (“Mindatorium”), pursuant to which the Company acquired a five percent (5%) equity interest (the “Acquired Interest”) in No Camera Films. As consideration for the Acquired Interest, the Company issued to Mindatorium a convertible promissory note in the original principal amount of $1,000,000 (the “Note”). The Note bears interest at a rate of 8% per annum, calculated on a simple-interest basis, and matures one year after its November 5, 2026 original issue date, unless earlier converted in accordance with its terms. The Company may prepay the Note, in whole or in part, only with Mindatorium’s prior written consent, which may not be unreasonably withheld, delayed, denied or conditioned, and Mindatorium has a conversion right in respect of amounts proposed to be prepaid following the notice period provided in the Note. At any time while the Note remains outstanding, Mindatorium may convert all or any portion of the outstanding principal amount, together with accrued and unpaid interest elected to be converted, into shares of the Company’s common stock at a fixed conversion price of $0.10 per share, subject to the adjustments and beneficial ownership limitations described below. The conversion price does not reset based on the market price of the Company’s common stock and, subject to the terms of the Note, is not adjusted for a reverse stock split. The conversion price is subject to proportional adjustment for forward stock splits and stock dividends. Mindatorium may not convert the Note to the extent such conversion would cause Mindatorium and its affiliates to beneficially own more than 4.99% of the Company’s outstanding common stock. Mindatorium may increase that limitation upon 61 days’ written notice, subject to a maximum beneficial ownership limitation of 9.99%. Based solely on the original $1,000,000 principal amount of the Note and without giving effect to accrued interest, any adjustment contained in the Note or application of the beneficial ownership limitations, if relevant, the Note would initially be convertible into 10,000,000 shares of the Company’s common stock.

The Note contains customary events of default, including certain payment defaults, failures to timely deliver shares upon conversion, uncured covenant breaches, certain insolvency and bankruptcy events, material breaches of representations, failure of a successor entity to assume the Note in certain fundamental transactions, failure to maintain sufficient authorized shares for conversion, delisting of the Company’s common stock and loss of DWAC eligibility. Upon a continuing event of default, Mindatorium may, subject to the terms of the Note, elect to continue holding the Note or require the Company to reconvey all or a portion of the Acquired Interest based upon the amount of the Note previously satisfied through cash payments or conversions. While any amount remains outstanding under the Note, the Company is also subject to restrictions on transferring, pledging, encumbering, voting or taking certain actions with respect to the Acquired Interest without Mindatorium’s prior written consent.

In connection with the investment, the Company, through its wholly-owned subsidiary Cube X Media Corporation (“Cube X Media”), also announced a strategic relationship with No Camera Films, pursuant to which the parties expect to make AI-produced proof-of-concept materials available to independent filmmakers seeking financing for their projects. The Company intends for the relationship to complement Cube X Media’s independent-film investment, promotion and fundraising activities.

The foregoing descriptions of the Subscription Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and the Note, copies of which are filed as Exhibits 10.34 and 10.35, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K concerning the Note is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K concerning the Note and the shares of common stock issuable upon conversion thereof is incorporated herein by reference.

The Note and the shares of Company common stock issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The Company relied on the provisions of Section 4(a)(2) of the Securities Act, as these transactions do not involve a public offering and the Company did not engage in any general solicitation in respect of the sale and issuance thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard L. Taw III

Effective October 5, 2026, the Company entered into an Executive Employment Agreement with Richard L. Taw III (the “Taw Employment Agreement”), age 60, pursuant to which he serves as Chief Marketing Officer of the Company. The Taw Employment Agreement has a 36-month term and provides for base compensation of $20,000 per month, payable in cash, shares of the Company’s common stock, or a combination thereof, as determined by the Board. Any shares issued in payment of salary are valued under the agreement at $0.00005 per share, as adjusted for stock splits, reverse stock splits, and similar recapitalizations.

On November 4, 2026, the Board of Directors of the Company approved the appointment of Richard Taw to the Board, effective upon his acceptance of the appointment and in no event prior to November 4, 2026. Mr. Taw will serve until the Company’s 2027 Annual Meeting of Stockholders, until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board also approved the Company’s entry into an indemnification agreement with Mr. Taw substantially in the form previously approved for the Company’s directors and officers.

Mr. Taw has more than 30 years of experience in marketing, advertising, media sales, entertainment marketing and brand partnerships. He previously served as Chief Revenue Officer of Hollywood Branded from 2024 to 2025 and was a founding partner of Access Media, a Los Angeles, California, media sales and consulting firm, from 2004 to 2019. He is also the founder and owner of Nexum Solutions, formerly RT Media Solutions. Earlier in his career, Mr. Taw held sales and media roles with Sandbox.com, Red Herring, Automotive News and Chiat/Day. Mr. Taw received a B.S. in Communication, with an emphasis in Business, from the University of Southern California.

There are no family relationships between Mr. Taw and any director or executive officer of the Company and no arrangements or understandings with any person pursuant to which he was selected as a director. Mr. Taw has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Taw Employment Agreement is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.36 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release announcing its investment in No Camera Films and strategic relationship between Cube X Media and No Camera Films. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 5, 2026, the Company issued a press release announcing the expansion of its leadership team, including the appointment of Richard Taw III as Chief Marketing Officer and a member of its Board of Directors and the appointment of Thomas Hartmann as Vice President of Film Development and Production of Cube X Media. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Appointment of Thomas Hartmann

In connection with the development of Cube X Media, on November 5, 2026, the Company appointed Thomas Hartmann as Vice President of Film Development and Production of Cube X Media. Pursuant to his Executive Employment Agreement with the Company, Mr. Hartmann is responsible for evaluating and packaging film and television projects, developing production plans and budgets and coordinating approved creative and production activities. He reports to the Company’s Chief Executive Officer and provides services on a nonexclusive basis. Mr. Hartmann’s employment agreement provides for an initial term of 36 months and base compensation of $15,000 per month, payable in cash, shares of the Company’s Common Stock, or a combination thereof, as determined by the Board. Shares used to satisfy compensation are valued under the agreement at a contractual price of $0.00005 per share, as adjusted for stock splits. The agreement also provides for three months of base salary, or $45,000, upon a termination by the Company without cause or a resignation by Mr. Hartmann for good reason, subject to the terms of the agreement.

Mr. Hartmann is an independent film and television producer with more than ten years of production experience. His experience includes serving as lead physical producer of Hal & Harper, a nine-episode series released by MUBI, and producing film, episodic, branded and digital content. He previously worked at Rubicon Entertainment, Legendary Entertainment and Tribune Publishing and holds an M.F.A. in Producing from the American Film Institute and a B.A. in Advertising from DePaul University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.34	Subscription Agreement – Common Stock between GBT Technologies Inc. and No Camera Films, dated November 5, 2026
10.35	Convertible Promissory Note issued by GBT Technologies Inc. to Mindatorium Inc., dated November 5, 2026
10.36	Executive Employment Agreement between GBT Technologies Inc. and Richard L. Taw III, effective October 5, 2026
99.1	Press Release dated November 5, 2026
99.2	Press Release dated November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

	By:	/s/ Minh Collins
	Name:	Minh Collins
	Title:	Chief Executive Office & Director

Date: November 5, 2026